As filed with the Securities and Exchange Commission on February 20, 2004	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEXTEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3939651 (I.R.S. Employer Identification No.)

2001 Edmund Halley Drive Reston, Virginia (Address of principal executive offices)	20191 (Zip Code)

NEXTEL COMMUNICATIONS, INC. CASH COMPENSATION DEFERRAL PLAN
(Full title of the plan)

Leonard J. Kennedy
Senior Vice President and General Counsel
2001 Edmund Halley Drive
Reston, Virginia 20191
(Name and address of agent for service)

(703) 433-4000
(Telephone number, including area code, of agent for service)

With a copy to:
Lisa A. Stater, Esq.
Jones Day
3500 SunTrust Plaza
303 Peachtree Street, N.E.
Atlanta, Georgia 30308-3242

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered (1)	per share (2)	offering price (2)	registration fee
Deferred Compensation Obligations	$12,000,000	N/A	$12,000,000	$1,520.40

     (1) The Deferred Compensation Obligations represent unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the provisions of Nextel Communication Inc.’s Cash Compensation Deferral Plan (the “Plan”). The amount to be registered represents the dollar amount of the compensation deferred and deemed invested in accordance with the Plan.

     (2) In accordance with Rule 457(h) of the Securities Act of 1933, as amended, this estimate is made solely for purposes of computing the amount of the registration fee.

STATEMENT UNDER GENERAL INSTRUCTION E TO FORM S-8

     This registration statement registers an additional $12,000,000 of the Nextel Communications, Inc.’s deferred compensation obligations, to be offered and sold under the Nextel Communications, Inc. Cash Compensation Deferral Plan. The contents of the previous registration statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 17, 1997 (Registration No. 333-42537) are incorporated by reference into this registration statement pursuant to General Instruction E to Form S-8 regarding registration of additional securities.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 8. Exhibits.

Exhibit
Number	Description
4	Nextel Communications Cash Compensation Deferral Plan (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form S-8, filed with the Commission on December 17, 1997 (file no. 333-42537)).

5	Opinion of Jones Day.

15	Letter in Lieu of Consent for Review Reports.

23.1	Consent of Jones Day (included in Exhibit 5).

23.2	Consent of Deloitte & Touche LLP, Independent Public Accountants, with respect to Nextel Communications, Inc.

23.3	Consent of Deloitte & Touche LLP, Independent Public Accountants, with respect to NII Holdings, Inc.

24	Powers of Attorney.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia, on the 20th day of February 2004.

NEXTEL COMMUNICATIONS, INC.

By:	/s/ Gary D. Begeman

Gary D. Begeman
Vice President and Deputy General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*
William E. Conway, Jr.	Chairman of the Board of Directors

*
Timothy M. Donahue	President, Chief Executive Officer and Director (principal executive officer)

*
Paul N. Saleh	Executive Vice President and Chief Financial Officer (principal financial officer)

*
William G. Arendt	Vice President and Controller (principal accounting officer)

*
Morgan E. O’Brien	Vice Chairman of the Board

*
Keith J. Bane	Director

*
Frank M. Drendel	Director

*
V. Janet Hill	Director

*
William E. Kennard	Director

*
Stephanie M. Shern	Director

*
Dennis M. Weibling	Director

/s/ Gary D. Begeman
Gary D. Begeman	Attorney-in-Fact	February 20, 2004

EXHIBIT INDEX

Exhibit
Number	Description
4	Nextel Communications Cash Compensation Deferral Plan (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form S-8, filed with the Commission on December 17, 1997 (file no. 333-42537)).

5	Opinion of Jones Day.

15	Letter in Lieu of Consent for Review Reports.

23.1	Consent of Jones Day (included in Exhibit 5).

23.2	Consent of Deloitte & Touche LLP, Independent Public Accountants, with respect to Nextel Communications, Inc.

23.3	Consent of Deloitte & Touche LLP, Independent Public Accountants, with respect to NII Holdings, Inc.

24	Powers of Attorney.